Exhibit 10.2

DEBT FORGIVENESS AGREEMENT

THIS DEBT FORGIVENESS AGREEMENT (this “Agreement”) is entered into on this 9th day of May, 2008, by and between I.C. Isaacs & Company, Inc., a Delaware company (the “Borrower”), and Textile Investment International S.A., a Luxemburg company, (the “Lender”).

WHEREAS, the Lender, as purchaser and Borrower, as seller are parties to that certain conversion agreement (the “Conversion Agreement”) dated as of the date hereof; and

WHEREAS, pursuant to the Conversion Agreement, as consideration for the purchase of certain newly issued stock of the Borrower, the Lender is to forgive the Debt (as the term “Debt” is defined in the Conversion Agreement”);

NOW, THEREFORE, the parties hereto agree as follows:

1. The Lender hereby represents and warrants to the Borrower, that the Lender is the holder of the Debt under the Note (as the term “Note” is defined in the Conversion Agreement).

2. Concurrently with the closing under Article I of the Conversion Agreement, the Lender hereby forgives and cancels the Debt, which forgiveness and cancellation is hereby accepted by the Borrower, and the Borrower is fully released from the Debt, and such Debt, including any obligations of payment or performance in respect of such debt by the Borrower, is satisfied, extinguished and discharged in its entirety.

3. The forgiveness and cancellation of the Debt granted under this Agreement is irrevocable and irreversible.

4. Each of the parties hereto shall be responsible for any tax cost that may be attributed to it as a result of this Agreement in accordance with applicable law.

5. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original.

6. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute but one and the same agreement.

7. This Agreement and the rights and obligations of the parties hereunder are to be governed and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

IN WITNESS WHEREOF the parties have hereunto executed this Agreement the day and year first above written.

BORROWER:

I.C. Isaacs & Company, Inc.

By:	/s/ Robert S. Stec

Name:	Robert S. Stec

Title:	Chief Executive Officer

LENDER:

Textile Investment International S.A.

By:	/s/ René Faltz /s/ Tom Felgen

Name:	René Faltz & Tom Felgen

Title:	Managing Directors